EXECUTION COPY

AMENDED AND RESTATED
INVESTMENT OPPORTUNITY ALLOCATION AGREEMENT

This AMENDED AND RESTATED INVESTMENT OPPORTUNITY ALLOCATION AGREEMENT (this “Agreement”) is dated as of April 12, 2012, by and between American Realty Capital Daily Net Asset Value Trust, Inc., a Maryland corporation (“ARC DNAV”) and American Realty Capital Trust III, Inc., a Maryland corporation (“ARCT III” and ARC DNAV, will be known hereafter as, the “ARC Funds”).

WHEREAS, each ARC Fund is a public real estate investment trust sponsored by AR Capital, LLC, a Delaware limited liability company (“AR Capital”), or its Affiliates;

WHEREAS, ARCT III is externally managed and advised by American Realty Capital Advisors III, LLC, a Delaware limited liability company (“ARCT III’s Advisor”), pursuant to that certain Advisory Agreement, dated as of March 31, 2011, as amended from time to time, by and among ARCT III, American Realty Capital Operating Partnership III, L.P. and ARCT III’s Advisor;

WHEREAS, ARC DNAV is externally managed and advised by American Realty Capital Advisors II, LLC, a Delaware limited liability company (“ARC DNAV’s Advisor” and together with ARCT III’s Advisor, the “ARC Fund Advisors”), pursuant to that certain Advisory Agreement, dated as of August 15, 2011, as amended from time to time, by and among ARC DNAV, ARC DNAV’s Advisor, and American Realty Capital Operating Partnership II, L.P.;

WHEREAS, ARC DNAV’s Advisor and ARCT III’s Advisor are, directly or indirectly, wholly owned by AR Capital or its Affiliates;

WHEREAS, each ARC Fund has invested in, or may in the future invest in, the Target Assets; and

WHEREAS, the ARC Funds wish to delineate their respective rights and obligations with respect to each other in connection with investing in the Target Assets.

NOW, THEREFORE, in consideration of the mutual agreements herein made and intending to be legally bound, the parties hereto hereby agree as follows:

ARTICLE I

INVESTMENT OPPORTUNITIES

1.1           Investment Allocation.

(a)          If any ARC Fund Advisor determines that one or more proposed property acquisition is appropriate for its ARC Fund, and assuming each ARC Fund has sufficient capital to support such acquisition, such proposed property acquisition shall be submitted to the board of directors of each ARC Fund for a vote on whether to pursue such proposed property acquisition. If the board of directors of more than one ARC Fund approves to pursue such proposed property acquisition, the acquisition of such properties shall be allocated as set forth immediately below.

For purposes of illustration only, assuming ARCT III and ARC DNAV elect to pursue the proposed property acquisition in accordance with this Section, and the last property acquired by ARC DNAV closed on July 1, 2011, and by ARCT III closed on June 1, 2011, (i) if one property is available, ARC III shall be entitled to purchase such property, (ii) if two properties are available, ARC DNAV and ARCT III shall each be able to purchase one property, and (iii) if three or more properties are available, ARC III shall be entitled to purchase two properties and ARC DNAV shall purchase the other property. Assuming further that ARC DNAV and ARCT III each last purchased a property on May 1, 2011, the ARC Fund with the smallest property portfolio based on gross purchase price shall be entitled to purchase the property. The decision with respect to the specific properties to be acquired by each ARC Fund shall be agreed upon by the ARC Fund Advisors of such ARC Funds.

(b)          If any ARC Fund that elects to pursue the proposed property acquisitions in accordance with Section 1.1(a) has sufficient capital to acquire all such proposed properties, the acquisition of such properties shall be allocated as follows: (i) if the ARC Funds pursuing such proposed property acquisitions is greater than the number of properties available, in chronological order starting with the ARC Fund that has not acquired a property for the longest period of time or (ii) if the number of proposed property acquisitions is equal to or greater than the number of ARC Funds pursuing such acquisitions and (A) the number of properties being acquired is divisible by the number of ARC Funds participating in such acquisitions to a whole number, equally among all such ARC Funds or (B) the number of properties being acquired is not divisible by the number of ARC Funds participating in such acquisitions to a whole number, first equally among all such ARC Funds to the extent possible, and then in chronological order starting with the ARC Fund that has not acquired a property for the longest period of time.

(c)          If any ARC Fund that elects to pursue the proposed property acquisitions in accordance with Section 1.1(a) has sufficient capital to acquire some, but not all, the properties allocated to it pursuant to Section 1.1(b), the ARC Fund with sufficient capital shall be entitled to purchase the remaining properties.

(d)          The decision with respect to the specific properties to be acquired by each ARC Fund pursuant to this Section 1.1 shall be agreed upon by the ARC Fund Advisors of such ARC Funds. With respect to any allocation of properties pursuant to this Section 1.1 based on the chronological order starting with the ARC Fund that has not acquired a property for the longest period of time, if the ARC Funds last acquired a property on the same date, the allocation of such properties shall be to the ARC Fund with the smallest property portfolio based on gross purchase price.

ARTICLE II
MISCELLANEOUS

2.1           Definitions. Capitalized terms used herein without definition have the meanings ascribed to them in Schedule I hereto.

2.2           Termination. This Agreement shall terminate, with respect to a specific ARC Fund, on the earlier of the date on which (i) the Advisory Agreement that such ARC Fund is party to terminates or expires in accordance with its terms and (ii) the ARC Fund Advisor for such ARC Fund is no longer majority owned and controlled by AR Capital or its Affiliates.

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2.3           Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered against receipt or upon actual receipt of (i) personal delivery, (ii) delivery by reputable overnight courier, (iii) delivery by facsimile transmission with telephonic confirmation or (iv) delivery by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below (or to such other address as may be hereafter notified by the respective parties hereto in accordance with this Section 2.3):

ARC DNAV:	American Realty Capital Daily Net Asset Value Trust, Inc.
405 Park Avenue
New York, New York 10022
Attention: Edward M. Weil, Jr.
Fax: (212) 421-5999

with a copy to:	Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
Attention: Peter M. Fass, Esq.
Fax: (212) 969-2900

ARCT III:	American Realty Capital Trust III, Inc.
405 Park Avenue
New York, New York 10022
Attention: Edward M. Weil, Jr.
Fax: (212) 421-5999

with a copy to:	Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
Attention: Peter M. Fass, Esq.
Fax: (212) 969-2900

2.4           Binding Nature of Agreement; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns as provided herein.

2.5           Integration. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

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2.6           Amendments; Waivers. This Agreement and the terms hereof may not be amended, supplemented or modified except in an instrument in writing executed by the parties hereto. No waiver of any term or condition hereof or obligation hereunder shall be valid unless made in writing and signed by the party to which performance is due.

2.7           GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR ANY DISTRICT WITHIN SUCH STATE FOR THE PURPOSE OF ANY ACTION OR JUDGMENT RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND TO THE LAYING OF VENUE IN SUCH COURT.

2.8           WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

2.9           No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of a party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

2.10         Section Headings. The section and subsection headings in this Agreement are for convenience in reference only and shall not be deemed to alter or affect the interpretation of any provisions hereof.

2.11         Counterparts. This Agreement may be executed (including by facsimile transmission) by the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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2.12         Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

American Realty Capital Trust III,
Inc.

By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer

American Realty Capital Daily
Net Asset Value Trust, Inc.

By:	/s/ Edward M. Weil, Jr.
	Name:	Edward M. Weil, Jr.
	Title:	President

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Schedule I

“Affiliate” means, with respect to a specified Person, any Person directly or indirectly controlling, controlled by, or under common control with the specified Person.

“Person” means any individual, general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so permits.

“Target Assets” means freestanding, single-tenant real estate assets net leased to investment grade and other creditworthy tenants.

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